Exhibit 23.7

                               M/PF RESEARCH, INC.

                                                                  March 14, 1997
Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia 23219

   We consent to the use of our name and to the references to our Report under the caption "Properties" in the Prospectus of Cornerstone Realty Income Trust, Inc. (the "Company") included in the Registration Statement on Form S-3 to be filed by the Company.

                                                  Very truly yours,


Dallas, Texas                                     /s/ Evan J. Griffiths
March 14, 1997                                    Director of Research Services